Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2017 Third Quarter Operating Results;
Software Revenue Improves Both Sequentially and Year-Over-Year, Stable Wireless Trends

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (October 24, 2017) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the third quarter ended September 30, 2017. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on December 8, 2017 to stockholders of record on November 17, 2017.
2017 Third-Quarter Results:
In the 2017 third quarter, consolidated revenue was $43.6 million, up from $42.3 million in the second quarter of 2017. Software revenue was $18.5 million in the third quarter of 2017, up from $16.7 million in the prior quarter. Wireless revenue totaled $25.1 million in the third quarter, compared to $25.6 million in the prior quarter.
Net income for the third quarter of 2017 was $3.7 million, or $0.19 per diluted share, compared to $1.5 million, or $0.07 per diluted share, in the second quarter of 2017.
Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $6.1 million, or 14.0 percent of revenue, compared to EBITDA of $5.3 million, or 12.4 percent of revenue, in the second quarter of 2017.

Spok.com

Other key results and highlights for the third quarter included:

•
Software bookings for the 2017 third quarter were $18.3 million, in line with $18.7 million in the prior year quarter. Third quarter bookings included $9.0 million of operations bookings and $9.3 million of maintenance renewals.

•	Software backlog totaled $46.9 million at September 30, 2017, up nearly 8 percent from $43.5 million in the prior quarter, and up nearly 21 percent from $38.8 million in the third quarter of 2016.

•
Of the $18.5 million in software revenue for the third quarter, $8.8 million was operations revenue and $9.7 million was maintenance revenue, compared to $7.0 million and $9.7 million, respectively, of the $16.7 million in software revenue in the prior quarter.

•	The renewal rate for software maintenance in the third quarter of 2017 continued at greater than 99 percent.

•
The quarterly rate of paging unit erosion was 2.2 percent in the third quarter of 2017, compared to 1.7 percent in the year-earlier quarter. Net paging unit losses were 23,000 in the third quarter of 2017, up from 20,000 in the third quarter of 2016. Paging units in service at September 30, 2017 totaled 1,063,000, compared to 1,124,000 at the end of the prior year quarter.

•	The quarterly rate of wireless revenue erosion was just over 2 percent in the third quarter of 2017 down from nearly 3 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.48 in the third quarter of 2017, compared to $7.52 in the prior quarter and $7.63 in the year-earlier quarter.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.5 million in the third quarter of 2017, compared to $36.1 million in the year-earlier quarter, and in-line with $37.1 million in the prior quarter.

•	Capital expenses were $1.8 million in the third quarter of 2017, compared to $1.4 million in the year-earlier quarter.

•	The number of full-time equivalent employees at September 30, 2017 totaled 599, compared to 587 at year-end 2016 and 598 at September 30, 2016.

•	Capital returned to stockholders in the third quarter of 2017 totaled $2.5 million, in the form of dividends.

Spok.com

•	The Company’s cash balance at September 30, 2017 was $110.1 million, compared to $122.5 million at September 30, 2016, and $125.8 million at December 31, 2016.
Management Commentary:
“We are pleased with our performance in the third quarter of 2017. We generated strong levels of software revenue, maintained our industry-high renewal rates on maintenance contracts and saw stable performance in wireless revenue. We achieved this while making tremendous progress executing on our long-term strategy to move from offering our customers ‘point solutions’, or single-product solutions, for call center software, alarm management and secure messaging to offering them a single integrated platform called Spok Care Connect®,” said Vincent D. Kelly, chief executive officer. “Third quarter performance benefited from the investments we made to enhance and upgrade our product development team and tools, as well as our sales infrastructure and management. Throughout the remainder of 2017, and over the next several years, Spok will continue to make the necessary investments in the people, technology and marketing programs that positions the company for sustainable growth to generate long-term shareholder value.
“During the quarter, we saw strong performance in a number of key operating measures, sequential and year-over-year improvements in software revenue levels, and historical high revenue backlog levels. Noteworthy in the third quarter, was a more than 3 percent increase in total revenue from the prior quarter, as software revenue growth outpaced the anticipated decline in wireless revenue. This represents our second consecutive quarter of total revenue growth. Overall, we continued to operate profitably, enhance our product offerings, and further strengthen our balance sheet. In the third quarter, strong cash flow generation allowed us to execute against our capital allocation strategy while adding to our cash balances. We are excited by the momentum that our team generated in the period and remain confident as we head into the fourth quarter.”

Spok.com

Commenting on software results, Kelly said: “We were very pleased to see year-over-year and sequential improvements in software revenue levels in the third quarter. We believe that results such as these validate our transition strategy as we pivot to a company that offers industry-leading software solutions.” Kelly attributed the ability to improve from prior quarter and year software revenue levels to improvements in sales, product and software initiatives as well as a more than 99 percent renewal rate on software maintenance contracts. Similar to Spok’s wireless revenue stream, software maintenance revenue is a largely recurring revenue stream that provides the Company with a more stable revenue and margin base. Combining software maintenance and wireless revenue, nearly 80 percent of Spok’s revenue is recurring in nature.
Kelly said third quarter bookings of $18.3 million were in-line with bookings of $18.7 million in the prior year quarter, and included $9.0 million of operations bookings, up from $8.5 million in the year-earlier period. Additionally, software backlog of $46.9 million at September 30th was up on both a sequential and year-over-year basis and represents an historical high.   “We are encouraged as bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions.  Customer demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.”  Kelly added: “We continue to see growing demand for our software solutions for critical smartphone communications, secure texting, and emergency management, as well as clinical alerting, and we are proud to be working with more than 1,900 hospitals.”
“During the quarter, we also initiated several new client relationships and were pleased to welcome nearly 20 new customers to the Spok family. Our success in generating new customer relationships is due in large part to our marketing efforts. In late September we participated in the Becker’s Hospital Review 3rd Annual Health IT & Revenue Cycle Conference, in Chicago. With more than 3,000 participants, Spok senior management, participated on speaking panels and continued to enhance our reputation with hospital C-Suites. We generated more than 160 new leads from the conference, a sharp increase from last year. Also, last week, Spok welcomed leaders from more than 100 hospitals to Connect 17, our annual conference for healthcare professionals. The event took place in New Orleans, providing a setting for healthcare clinicians, IT experts, and C-suite executives to explore the challenges and opportunities of using communication technology to improve patient outcomes. These conferences and the tradeshows we attend continue to be valuable opportunities for us to grow our brand, demonstrate thought-leadership and showcase the benefits of our integrated platform, Spok Care Connect.”

Spok.com

The Company posted solid results for its wireless products and services in the third quarter. Gross pager disconnects of 53,000 were down from the year-earlier quarter, while gross placements of 30,000 were down from 34,000 in the third quarter of 2016. “As a result of this performance and stable ARPU levels over the past few quarters, wireless revenue, on a trailing twelve-month basis, is down only 8 percent from last year. This compares favorably to the guidance range we had provided at the beginning of the year,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented 92.6 percent of our subscriber base and 91.2 percent of our wireless revenue in the third quarter. Healthcare comprised just over 80 percent of our subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Spok returned capital to stockholders, totaling $2.5 million, in the third quarter of 2017, in the form of its regular quarterly dividend. Kelly added, “We are proud to continue our tradition of returning cash to our shareholders. Thus far, in 2017, we have returned nearly $23 million, in the form of dividends and share repurchases. We remain committed to our multi-faceted capital allocation strategy, which includes returning cash to shareholders and strategic investments in our business to generate long-term growth.”
Michael W. Wallace, chief financial officer, said: “Continued expense management and strong financial discipline have allowed us to invest in our business for long-term growth. Our ability to align our expense base with the market demand we are seeing and drive high renewal rates in our recurring revenue categories has helped Spok to mostly offset the more than 40 percent increase in research and development expenses over the past year to support the investments we are making in our sales and product platforms. Spok’s balance sheet remains strong, with a cash balance of $110.1 million at September 30, 2017, a nearly $3 million increase from the prior quarter. Also, we continue to operate as a debt-free company.”

Spok.com

Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2017, Wallace noted: “As a result of the solid performance we saw in the third quarter, we are maintaining the 2017 guidance range that we provided at the beginning of the year. However, based on our year-to-date performance, we believe that we will come in at, or above, the midpoint of the revenue range and at the low-end of the expense range. We look forward to presenting our expectations for 2018 when we release our 2017 fourth quarter results.” Regarding financial guidance for 2017, Wallace reiterated that the Company expects total revenue to range from $161 million to $177 million, operating expenses (excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenditures to range from $8 million to $12 million.

* * * * * * * * *

Spok.com

2017 Third-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2017 third quarter results at 10:00 a.m. ET on Thursday, October 26, 2017. Dial-in numbers for the call are 888-349-9618 or 323-794-2093. The pass code for the call is 5731175. A replay of the call will be available from 1:00 p.m. ET on October 26, 2017 until 1:00 p.m. on Thursday, November 9, 2017. To listen to the replay, please register at http://tinyurl.com/spokQ32017earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.

Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-
party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Revenue:
Wireless	$25,110	$27,024	$76,609	$83,055
Software	18,526	18,331	50,796	52,322
Total revenue	43,636	45,355	127,405	135,377
Operating expenses:
Cost of revenue	7,069	7,639	21,295	23,167
Research and development	5,001	3,645	13,768	9,765
Service, rental and maintenance	7,875	8,253	23,885	24,745
Selling and marketing	5,533	5,955	16,784	18,912
General and administrative	12,058	10,605	35,706	31,551
Depreciation, amortization and accretion	2,775	3,229	8,849	9,787
Total operating expenses	40,311	39,326	120,287	117,927
% of total revenue	92.4%	86.7%	94.4%	87.1%
Operating income	3,325	6,029	7,118	17,450
% of total revenue	7.6%	13.3%	5.6%	12.9%
Interest income	214	67	490	176
Other income	359	85	415	443
Income before income tax expense	3,898	6,181	8,023	18,069
Income tax expense	(171)	(2,123)	(1,945)	(7,116)
Net income	$3,727	$4,058	$6,078	$10,953
Basic and diluted net income per common share	$0.19	$0.20	$0.30	$0.53
Basic weighted average common shares outstanding	19,977,263	20,541,275	20,285,240	20,604,905
Diluted weighted average common shares outstanding	20,008,321	20,541,275	20,362,774	20,604,905
Key statistics:
Units in service	1,063	1,124	1,063	1,124
Average revenue per unit (ARPU)	$7.48	$7.63	$7.53	$7.70
Bookings	$18,327	$18,659	$58,519	$53,829
Backlog	$46,900	$38,812	$46,900	$38,812

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Revenue:
Wireless	$25,110	$25,639	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727
Software	18,526	16,686	15,584	17,649	18,331	16,776	17,216	18,612
Total revenue	43,636	42,325	41,444	44,184	45,355	44,635	45,388	47,339
Operating expenses:
Cost of revenue	7,069	7,190	7,036	7,482	7,639	7,513	8,017	8,035
Research and development	5,001	4,662	4,105	3,702	3,645	3,211	2,908	2,608
Service, rental and maintenance	7,875	7,944	8,066	7,989	8,253	8,188	8,305	8,416
Selling and marketing	5,533	5,329	5,922	5,855	5,955	6,429	6,529	7,036
General and administrative	12,007	11,939	11,710	9,839	10,593	10,439	10,510	10,276
Severance	51	—	—	1,438	12	—	(4)	1,056
Depreciation, amortization and accretion	2,775	2,851	3,223	3,176	3,229	3,235	3,323	3,362
Total operating expenses	40,311	39,915	40,062	39,481	39,326	39,015	39,588	40,789
% of total revenue	92.4%	94.3%	96.7%	89.4%	86.7%	87.4%	87.2%	86.2%
Operating income	3,325	2,410	1,382	4,703	6,029	5,620	5,800	6,550
% of total revenue	7.6%	5.7%	3.3%	10.6%	13.3%	12.6%	12.8%	13.8%
Interest income, net	214	154	122	99	67	61	49	13
Other income (expense), net	359	89	(30)	100	85	104	254	71
Income before income tax expense	3,898	2,653	1,474	4,902	6,181	5,785	6,103	6,634
Income tax benefit (expense)	(171)	(1,155)	(620)	(1,876)	(2,123)	(2,334)	(2,659)	62,098
Net income	$3,727	$1,498	$854	$3,026	$4,058	$3,451	$3,444	$68,732
Basic and diluted net income per common share	$0.19	$0.07	$0.04	$0.15	$0.20	$0.17	$0.17	$3.28
Basic weighted average common shares outstanding	19,977,263	20,353,801	20,530,739	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484
Diluted weighted average common shares outstanding	20,008,321	20,366,102	20,585,542	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484
Key statistics:
Units in service	1,063	1,086	1,091	1,111	1,124	1,144	1,153	1,173
Average revenue per unit (ARPU)	$7.48	$7.52	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79
Bookings	$18,327	$20,405	$19,788	$20,025	$18,659	$20,063	$15,106	$18,511
Backlog	$46,900	$43,455	$40,555	$38,295	$38,812	$39,475	$36,766	$38,650

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2017	12/31/2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$110,140	$125,816
Accounts receivable, net	27,057	23,666
Prepaid expenses and other	6,637	4,384
Inventory	1,906	1,996
Total current assets	145,740	155,862
Non-current assets:
Property and equipment, net	13,706	12,818
Goodwill	133,031	133,031
Intangible assets, net	8,542	10,803
Deferred income tax assets	71,973	73,068
Other non-current assets	2,025	2,505
Total non-current assets	229,277	232,225
Total assets	$375,017	$388,087
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,023	$1,909
Accrued compensation and benefits	13,577	13,268
Accrued dividends payable	365	5,140
Accrued taxes	2,668	4,132
Deferred revenue	30,159	29,145
Other current liabilities	2,185	2,733
Total current liabilities	51,977	56,327
Non-current liabilities:
Deferred revenue	1,051	752
Other long-term liabilities	8,620	8,921
Total non-current liabilities	9,671	9,673
Total liabilities	61,648	66,000
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	97,630	104,810
Retained earnings	215,737	217,275
Total stockholders' equity	313,369	322,087
Total liabilities and stockholders' equity	$375,017	$388,087

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2017	9/30/2016
Cash flows provided by operating activities:
Net income	$6,078	$10,953
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	8,849	9,787
Deferred income tax expense	1,118	6,188
Stock based compensation	2,815	2,067
Provision for doubtful accounts, service credits and other	767	648
Adjustment of non-cash transaction taxes	(754)	(214)
Changes in assets and liabilities:
Accounts receivable	(4,156)	(1,389)
Prepaid expenses and other assets	(1,726)	27
Accounts payable, accrued liabilities and other	(319)	(1,738)
Deferred revenue	1,313	3,109
Net cash provided by operating activities	13,985	29,438
Cash flows used in investing activities:
Purchase of property and equipment, net of proceeds from disposals of property and equipment	(7,034)	(4,377)
Net cash used in investing activities	(7,034)	(4,377)
Cash flows used in financing activities:
Cash distributions to stockholders	(12,733)	(7,718)
Purchase of common stock (including commissions), net of proceeds from issuance of common stock	(9,894)	(6,214)
Net cash used in financing activities	(22,627)	(13,932)
Net (decrease) increase in cash and cash equivalents	(15,676)	11,129
Cash and cash equivalents, beginning of period	125,816	111,332
Cash and cash equivalents, end of period	$110,140	$122,461
Supplemental disclosure:
Income taxes paid	$2,300	$681

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Revenue
Paging	$24,128	$24,572	$24,972	$25,441	$25,944	$26,564	$27,101	$27,637
Non-paging	982	1,067	888	1,094	1,080	1,295	1,071	1,090
Total wireless revenue	$25,110	$25,639	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727

Subscription	577	623	543	551	560	503	498	471
License	1,995	1,641	1,171	1,594	1,842	1,691	1,593	2,733
Services	5,189	3,650	3,354	4,500	5,578	4,202	4,315	4,610
Equipment	1,102	1,127	973	1,402	1,091	1,250	1,729	1,764
Operations revenue	$8,863	$7,041	$6,041	$8,047	$9,071	$7,646	$8,135	$9,578

Maintenance revenue	$9,663	$9,645	$9,543	$9,602	$9,260	$9,130	$9,081	$9,034
Total software revenue	$18,526	$16,686	$15,584	$17,649	$18,331	$16,776	$17,216	$18,612

Total revenue	$43,636	$42,325	$41,444	$44,184	$45,355	$44,635	$45,388	$47,339

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Cost of revenue
Payroll and related	$4,330	$4,613	$4,490	$4,611	$4,469	$4,404	$4,632	$4,417
Cost of sales	2,228	1,904	1,995	2,415	2,587	2,323	2,784	3,008
Stock based compensation	4	60	58	(108)	57	58	49	33
Other	507	613	493	564	526	728	552	577
Total cost of revenue	7,069	7,190	7,036	7,482	7,639	7,513	8,017	8,035
Research and development
Payroll and related	4,005	3,807	3,405	3,195	2,939	2,505	2,337	2,023
Outside services	849	659	516	511	569	580	428	480
Stock based compensation	43	65	55	(82)	46	48	40	21
Other	104	131	129	78	91	78	103	84
Total research and development	5,001	4,662	4,105	3,702	3,645	3,211	2,908	2,608
Service, rental and maintenance
Payroll and related	2,582	2,607	2,665	2,687	2,638	2,644	2,743	2,785
Site rent	3,534	3,604	3,620	3,618	3,626	3,668	3,660	3,664
Telecommunications	1,060	1,001	1,081	1,096	1,162	1,127	1,222	1,285
Stock based compensation	20	20	20	(29)	15	15	13	7
Other	679	712	680	617	812	734	667	675
Total service, rental and maintenance	7,875	7,944	8,066	7,989	8,253	8,188	8,305	8,416
Selling and marketing
Payroll and related	3,113	3,039	3,071	3,556	3,467	3,489	3,654	3,771
Commissions	1,234	1,121	1,202	1,248	1,317	1,559	1,525	1,754
Stock based compensation	84	99	101	(131)	75	75	48	(7)
Other	1,102	1,070	1,548	1,182	1,096	1,306	1,302	1,518
Total selling and marketing	5,533	5,329	5,922	5,855	5,955	6,429	6,529	7,036
General and administrative
Payroll and related	4,569	4,420	4,439	4,426	4,076	4,249	4,399	3,913
Stock based compensation	711	755	722	(863)	507	534	488	316
Facility rent	913	869	819	817	848	810	839	856
Outside services	2,267	2,224	2,287	2,277	2,082	1,964	1,735	1,790
Taxes, licenses and permits	1,077	1,034	989	976	1,164	1,060	1,055	1,132
Other	2,470	2,637	2,454	2,206	1,916	1,822	1,994	2,269
Total general and administrative	12,007	11,939	11,710	9,839	10,593	10,439	10,510	10,276
Severance	51	—	—	1,438	12	—	(4)	1,056
Depreciation, amortization and accretion	2,775	2,851	3,223	3,176	3,229	3,235	3,323	3,362
Operating expenses	$40,311	$39,915	$40,062	$39,481	$39,326	$39,015	$39,588	$40,789
Capital expenditures	$1,816	$2,353	$2,851	$1,878	$1,396	$1,537	$1,445	$2,024

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Paging units in service
Beginning units in service (000's)	1,086	1,091	1,111	1,124	1,144	1,153	1,173	1,192
Gross placements	30	42	28	36	34	39	28	31
Gross disconnects	(53)	(47)	(48)	(49)	(54)	(48)	(48)	(50)
Net change	(23)	(5)	(20)	(13)	(20)	(9)	(20)	(19)
Ending units in service	1,063	1,086	1,091	1,111	1,124	1,144	1,153	1,173
End of period units in service % of total (b)
Healthcare	80.4%	80.4%	79.7%	79.3%	78.6%	78.2%	77.5%	77.0%
Government	6.1%	6.3%	6.4%	6.5%	6.7%	6.8%	6.9%	7.2%
Large enterprise	6.0%	6.1%	6.1%	6.2%	6.5%	6.6%	6.9%	6.9%
Other(b)	7.4%	7.3%	7.7%	8.0%	8.2%	8.3%	8.7%	9.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	95	98	102	106	110	114	118	123
101 to 1,000 units	201	204	214	217	222	228	238	243
>1,000 units	767	784	775	788	792	802	797	807
Total	1,063	1,086	1,091	1,111	1,124	1,144	1,153	1,173
Account size net loss rate(c)
1 to 100 units	(2.8)%	(3.7)%	(3.4)%	(3.9)%	(3.5)%	(4.0)%	(4.3)%	(3.9)%
101 to 1,000 units	(1.8)%	(4.5)%	(1.3)%	(2.3)%	(2.6)%	(4.0)%	(2.0)%	(2.9)%
>1,000 units	(2.2)%	1.1%	(1.7)%	(0.5)%	(1.2)%	0.6%	(1.2)%	(0.9)%
Total	(2.2)%	(0.4)%	(1.8)%	(1.2)%	(1.7)%	(0.8)%	(1.7)%	(1.6)%
Account size ARPU
1 to 100 units	$12.23	$12.16	$12.22	$12.25	$12.34	$12.48	$12.57	$12.52
101 to 1,000 units	8.62	8.61	8.66	8.63	8.64	8.65	8.70	8.65
>1,000 units	6.59	6.64	6.64	6.67	6.68	6.75	6.77	6.79
Total	$7.48	$7.52	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Reconciliation of net income to EBITDA (b) (c):
Net income	$3,727	$1,498	$854	$3,026	$4,058	$3,451	$3,444	$68,732
Plus (less): Income tax expense (benefit)	171	1,155	620	1,876	2,123	2,334	2,659	(62,098)
Plus (less): Other expense (income)	(359)	(89)	30	(100)	(85)	(104)	(254)	(71)
Less: Interest income	(214)	(154)	(122)	(99)	(67)	(61)	(49)	(13)
Operating income	3,325	2,410	1,382	4,703	6,029	5,620	5,800	6,550
Plus: depreciation, amortization and accretion	2,775	2,851	3,223	3,176	3,229	3,235	3,323	3,362
EBITDA (as defined by the Company)	6,100	5,261	4,605	7,879	9,258	8,855	9,123	9,912
Less: Purchases of property and equipment	(1,816)	(2,353)	(2,851)	(1,878)	(1,396)	(1,537)	(1,445)	(2,024)
Plus: Severance	51	—	—	1,438	12	—	(4)	1,056
Adjusted OCF (as defined by the Company)	$4,335	$2,908	$1,754	$7,439	$7,874	$7,318	$7,674	$8,944

	For the nine months ended
	9/30/2017	9/30/2016
Reconciliation of net income to EBITDA (b) (c):
Net income	$6,078	$10,953
Plus: Income tax expense	1,945	7,116
Less: Other income	(415)	(443)
Less: Interest income	(490)	(176)
Operating income	7,118	17,450
Plus: depreciation, amortization and accretion	8,849	9,787
EBITDA (as defined by the Company)	15,967	27,237
Less: Purchases of property and equipment	(7,020)	(4,378)
Plus: Severance	51	9
Adjusted OCF (as defined by the Company)	$8,998	$22,868

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.
(c) EBITDA is the starting point for calculation of operating cash flow for purposes of the Company’s short term and long term incentive plans. Management and the Board of Directors also rely on EBITDA for purposes of determining the Company’s capital allocation policies.